Exhibit 10.1

**NOTE: PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K,

A SCHEDULE OF MATERIAL DETAILS OF CONSENTS OF LENDERS FOLLOWS THIS FORM.**

AMENDMENT NO. 1 TO AMENDED AND RESTATED

LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of June 26, 2003, is entered into by and among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation (the “Tribe”), the Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe (the “Borrower”), and Bank of America, N.A., as Administrative Agent, with reference to the Amended and Restated Loan Agreement, dated as of March 25, 2003 (as amended, the “Loan Agreement”) among the Tribe, Borrower, the Administrative Agent, and the lenders signatory thereto from time to time (the “Lenders”). The parties hereby agree as follows:

1.    Defined Terms. Any and all initially capitalized terms set forth without definition in this Amendment (including, without limitation, in the recitals hereto) shall have the respective meanings ascribed thereto in the Loan Agreement.

2.    Section 1.1 (Defined Terms). Section 1.1 of the Loan Agreement is amended by amending the definitions of “EBITDA”, “Interest Charges”, “Senior Subordinated Notes”, and “Subordinated Obligations” to read in full as follows:

“EBITDA” means, for any period, (a) Net Income of Borrower for that period, plus (b) Interest Charges of Borrower to the extent deducted in determining such Net Income, plus (c) (without duplication) the aggregate amount, if any, of federal and state taxes on or measured by income of Borrower (whether or not payable during that period, and excluding any amount payable to the State of Connecticut under the Compact) to the extent deducted in determining such Net Income, plus (d) depreciation and amortization of Borrower to the extent deducted in determining such Net Income, plus (e) accretions with respect to the relinquishment liability and relinquishment liability re-assessments by Borrower under the Relinquishment Agreement to the extent included in determining such Net Income, and minus (f) relinquishment fees earned under the Relinquishment Agreement during that period, in each case determined in accordance with Generally Accepted Accounting Principles consistently applied; provided, however, that the premium and costs of issuance described in Section 7.1(c) hereof shall not be taken into account in the calculation of EBITDA.

“Interest Charges” means, with respect to any fiscal period, the sum of (a) all interest, fees, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that is treated as interest in accordance with Generally Accepted Accounting Principles, plus (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with Generally Accepted Accounting Principles; provided, however, that the premium and costs of issuance described in Section 7.1(c) hereof shall not be taken into account in the calculation of Interest Charges.

“Senior Subordinated Notes” means the subordinated notes issued pursuant to (i) the Existing Senior Subordinated Indentures, including any exchange notes issued thereunder, and (ii) the subordinated notes issued pursuant to an Indenture to be dated July 2003 between Borrower and the Trustee named therein at an interest rate not to exceed 7% due 2009.

“Subordinated Obligations” means, collectively (a) the Senior Subordinated Notes, and (b) any Subordinated Obligations issued pursuant to Section 7.9(e).

3.    Section 5.28 (Tax Shelter Regulations). A new Section 5.28 is added to the Loan Agreement to read in full as follows:

5.28    Tax Shelter Regulations. Borrower does not intend to treat the Loan and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).

4.    Section 6.9 (Use of Proceeds). Section 6.9(e) of the Loan Agreement is amended to read in full as follows:

(e) Use the proceeds of the Loans and Letters of Credit (i) to refinance all of the Loans outstanding under the Existing Loan Agreement on the Closing Date, and (ii) to provide for working capital availability and other general purposes of the Borrower, including without limitation (A) the making of Distributions to the Tribe (to the extent not prohibited by Section 7.5) and (B) the repayment or prepayment of the Indebtedness under the Existing Senior Indenture and, to the extent not prohibited by Section 7.1(a) and (b), other Indebtedness of the Borrower; provided that no proceeds of the Loan or Letters of Credit shall be used for the repayment or prepayment of the Indebtedness otherwise permitted to be paid pursuant to Section 7.1(c).

5.    Section 6.15 (Notification With Respect to Reportable Transactions). A new Section 6.15 is added to the Loan Agreement to read in full as follows:

6.15    Notification With Respect to Reportable Transactions. In the event Borrower determines to take any action inconsistent with the intention described in Section 5.28, it will promptly notify Administrative Agent thereof. If Borrower so notifies Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat its Advances and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

6.    Section 7.1 (Payment of Subordinated Obligations). Section 7.1 of the Loan Agreement is amended by deleting the “and” at the end of subsection (a), deleting the period at the end of subsection (b) and inserting “; and” in lieu thereof, and adding a new subsection (c) to read in full as follows:

(c) notwithstanding anything to the contrary in this Section 7.1, prepay all or any portion of the Senior Subordinated Notes issued under the Indenture dated as of March 3, 1999 between the Borrower and State Street Bank and Trust Company, as Trustee, in respect of the Borrower’s $300,000,000 principal amount of 8 ¾% Senior Subordinated Notes due 2009, and to pay (x) a premium with respect to such prepayment and (y) the costs of issuance with respect to the Senior Subordinated Note described in clause (ii) of the definition of “Senior Subordinated Note”, which, in the aggregate, shall not exceed $35,000,000.

7.    Section 8.1 (Financial and Business Information). Section 8.1 of the Loan Agreement is amended by deleting the word “and” at the end of subsection (m), redesignating subsection “n” as “o”, and add a new subsection “n” to read in full as follows:

(n) promptly after Borrower has notified Administrative Agent of any intention by Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

8.    Section 13.14 (Confidentiality). Section 13.14 of the Loan Agreement is amended by adding the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, “confidential information” shall not include, and Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of such document or similar item that relate to such tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

9.    Conditions Precedent. The effectiveness of this Amendment (the “Effective Date”) is subject to the prior satisfaction of each of the following conditions:

(a) Administrative Agent shall have received this Amendment, duly executed by Borrower and the Tribe;

(b) Administrative Agent shall have received a written consent from each of the Requisite Lenders, substantially in the form of Exhibit A;

(c) Borrower and the Tribe shall have satisfied Administrative Agent that Borrower and the Tribe has duly authorized the execution and delivery of the Amendment; and

(d) The Borrower shall have paid all unpaid legal fees and expenses incurred by Administrative Agent through the date of this Amendment in connection with the Loan Agreement and this Amendment.

10.     Reaffirmation of Loan Documents; No Default; No Defenses; etc. Each of Borrower and the Tribe hereby reaffirms the Loan Agreement, as amended by this Amendment, and the Loan Documents and its obligations to Administrative Agent and Lenders thereunder.

Each of Borrower and the Tribe represents and warrants that there are no outstanding Events of Default under the Loan Agreement or any Loan Document. Each of Borrower and the Tribe acknowledges that Administrative Agent and Lenders have fully complied with their respective obligations under any Loan Document and that neither Borrower nor the Tribe has no defenses to the validity, enforceability or binding effect of any Loan Document.

11.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together, shall constitute but one and the same instrument.

12.    Otherwise Not Affected. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain unaltered and in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ MARK F. BROWN
Name:	Mark F. Brown
Title:	Chairman

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT

By:	/s/ MARK F. BROWN
Name:	Mark F. Brown
Title:	Chairman

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ JANICE HAMMOND
Name:	Janice Hammond
Title:	Vice President

EXHIBIT A

CONSENT OF LENDER

This Consent is delivered with reference to the proposed Amendment No. 1 to Amended and Restated Loan Agreement (the “Amendment”) of even date herewith, amending the Amended and Restated Loan Agreement, dated as of March 25, 2003, among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation, the Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe, the Lenders (as defined therein), and Bank of America, N.A., as Administrative Agent. The undersigned hereby consents to the execution, delivery and performance of the Amendment substantially in the form presented to the undersigned as a draft.

[Name of Lender]

By:
Name:
Title:

Dated:                                 , 2003

Schedule A

Schedule of Omitted Documents

Pursuant to Instruction 2 to Item 601 of Regulation S-K, this schedule identifies the material details omitted from this filing regarding the Consent of Lender, attached as Exhibit A hereto, and sets forth the manner in which such Consent of Lenders differ from the form of Exhibit A included in this Exhibit 10.1.

Name of Lender	Signatory	Title	Date of Consent
Bank of America	Matthew Koening	Managing Director	6/23/2003

Bank of Scotland	Joseph Fratus	First Vice President	6/20/2003

The CIT Group/ Equipment Financing, Inc.	Katie J. Sanders	Senior Credit Analyst	6/25/2003

Citibank North America, Inc.	John P. Judge	Vice President	6/26/2003

Citizens Bank of Connecticut	Clifford Mellor	Vice President	6/23/2003

COMMERZBANK AG New York and Grand Cayman Branches	Christian Jagenberg Hernel Schimldbauer	Senior Vice President and Manager Senior Vice President	6/19/2003

COSTANTINUS EATON VANCE CDO V, LTD.	Payson F. Swaffield	Vice President	Date Omitted

Credit Lyonnais New York Branch	Attila Koc	Senior Vice President	6/24/2003

EATON VANCE CDO III, LTD.	Payson F. Swaffield	Vice President	Date Omitted

EATON VANCE CDO IV, LTD.	Payson F. Swaffield	Vice President	Date Omitted

EATON VANCE VT FLOATING-RATE INCOME FUND	Payson F. Swaffield	Vice President	Date Omitted

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND	Payson F. Swaffield	Vice President	Date Omitted

Fleet National Bank	William E. Lofgren	Senior Vice President	6/19/2003

Grayson & Co.	Payson F. Swaffield	Vice President	Date Omitted

Keybank National Association	Michael J. Vegh, CFA	Portfolio Manager	6/19/2003

Native American Bank, NA	Christine Manchester	Vice President	6/26/2003

Peoples Bank	David K. Sherrill	Vice President	6/20/2003

Senior Debt Portfolio	Payson F. Swaffield	Vice President	Date Omitted

Sociate Generala	Thomas K. Day	Managing Director	6/24/2003

Wells Fargo Bank, NA	Rochanne L. Hackett	Vice President	6/24/2003